Exhibit 99.2

News Release

For further information contact: Anthony R. Muller Executive Vice President and CFO 408-546-4546 Alison Reynders Director, Investor Relations 408-546-4314	JDS Uniphase Corporation 1768 Automation Parkway San Jose, CA 95131 USA Tel 408 546-5000 Fax 408 546-4372 www.jdsu.com

JDS UNIPHASE THIRD QUARTER RESULTS

Announces Acquisition of Scion Photonics

Ottawa, Ontario, and San Jose, California, April 25, 2002 - JDS Uniphase Corporation (NASDAQ: JDSU and TSE: JDU) today reported sales of $262 million for the third quarter ended March 30, 2002. Sales for the third quarter were 8.5% below the level of the second quarter ended December 29, 2001. Included in revenue for the third quarter are sales of the optical transceiver business acquired from IBM in December. JDS Uniphase also announced that it has entered into a definitive agreement to purchase Scion Photonics, a leading provider of application specific photonic solutions based on planar lightwave circuit manufacturing.

"JDS Uniphase continues to adapt in a challenging market place," said Jozef Straus, co-chairman, president and chief executive officer. "Today we are announcing further actions under our Global Realignment Program that we believe are necessary to match our expense structure to the current and anticipated telecommunications industry environment. Nevertheless, despite these measures, we have not wavered from our commitment to technical innovation and to continuing to enhance our ability to meet customer expectations. We believe that our acquisition of Scion Photonics furthers these commitments and places us in a strong position to provide next generation products to our customers."

Financial Results

The Company reported a GAAP loss of $4.3 billion, or $3.19 per share, for the third quarter ended March 30, 2002. On a pro forma basis, excluding reduction of goodwill and other long-lived assets, post-acquisition adjustments to the value of inventory, amortization of purchased intangibles, stock-based compensation charges, payroll taxes on stock option exercises, and gains and losses on investments, the Company reported a loss of $66 million, or $0.05 per share for the quarter. The GAAP and pro forma results reflect $25 million in net costs associated with the Global Realignment Program. Each of these pro forma adjustments is summarized in the Company's pro forma financial tables that follow at the end of this release.

Editors' Note

Please note that analyst estimates for the third quarter typically exclude the restructuring and other costs associated with the JDS Uniphase Global Realignment Program. The pro forma amounts shown in the financial tables of this release do not exclude such costs. This information should be noted in any comparison between results for the third quarter and First Call and I/B/E/S consensus analyst estimates of a loss of $0.02 per share for the third quarter.

Global Realignment Program

JDS Uniphase reported the following progress in its Global Realignment Program:

  To date, the Global Realignment Program has reduced the Company's annual costs by $880 million. Because of the challenging environment in telecommunications markets, JDS Uniphase will undertake further expense reductions that, when completed, are anticipated to generate an additional $165 million in annual cost savings for a total annual cost reduction rate of over $1 billion.

  The steps taken will include further staff reductions of approximately 2,000 and additional site closures. The Company's global employment now is slightly below 10,000.

  The Company now estimates that the total cost of the Global Realignment Program will be approximately $1.1 billion, of which $876 million was recorded through the end of the third quarter. A net charge of $25 million was recorded in the third quarter, of which $26 million was charged to cost of goods sold and $10 million was charged to operating expenses, and a benefit of $11 million in restructuring charges (included in operating expenses) was recorded to reflect differences between restructuring costs and amounts previously accrued. Included in the third quarter costs of the Global Realignment Program are charges for the disposal of fixed assets, accelerated depreciation, and moving and other employee-related costs associated with the phasing out of certain facilities and equipment.

Long-Lived Assets

The Company regularly evaluates the carrying value of its long-lived assets. For the third quarter, the Company recorded a reduction of $3.9 billion in the carrying value of the Company's goodwill and other long-lived assets as a result of this assessment. This amount reflects lower industry analyst forecasts for the optical component industry, lower forecasted sales and earnings for JDS Uniphase, and further delays in the Company's forecasted recovery because of industry conditions.

Financial Condition

The Company's financial condition remained strong at March 30, 2002 with almost $1.5 billion in cash, money market and other highly liquid securities and over $100 million in marketable equity securities. The Company generated $10 million in cash from operations during the third quarter.

Guidance

The Company anticipates sales for the fourth quarter will be $210 to $230 million as the downturn in the Company's markets continues. Much of the forecasted revenue decline is in components, typically among the Company's highest margin product lines. Therefore, at the sales level projected for the fourth quarter, the Company expects pro forma gross margin will be in the range of 15% to 18% of sales. The Company expects to report a pro forma loss of $0.03 to $0.04 per share for the period, excluding charges under the Global Realignment Program.

Acquisition of Scion Photonics

JDS Uniphase also announced its pending acquisition of Scion Photonics, a leading provider of application specific photonic solutions. Scion Photonics has adapted semiconductor processes that feature 200-mm wafers, advanced packaging and automated fiber interfacing capabilities to produce next-generation waveguide technology for Arrayed Waveguide Grating devices, Variable Optical Attenuator Arrays and advanced integrated devices. By leveraging Scion Photonics' extensive knowledge and experience in semiconductor process manufacturing, specifically chemical vapor deposition (CVD) and optical materials technology, JDS Uniphase believes that it will be able to deliver industry-leading price-performance capabilities for a variety of present and future silica-based waveguide devices.

Based in San Jose, California, Scion Photonics has approximately 75 employees, with considerable expertise in semiconductor manufacturing technologies. Scion Photonics, which was founded in September 2000, has products that are fully Telcordia qualified with significant customer evaluations in progress. Following this acquisition, JDS Uniphase expects to consolidate its silica waveguide manufacturing operations in San Jose, California while maintaining a design center in Ottawa, Canada. JDS Uniphase, which is currently a minority shareholder of Scion Photonics, will pay $43 million in cash to complete the acquisition, which is expected to close shortly.

Company management will discuss these results and the acquisition of Scion at 4:30 PM Eastern Time on April 25, 2002 in a live webcast, which will also be archived for replay, on the JDS Uniphase website at www.jdsu.com under Investor Relations / Webcasts & Presentations.

JDS Uniphase is a high technology company that designs, develops, manufactures and sells a comprehensive range of products for high-performance fiberoptic communications applications. These products are deployed by system manufacturers worldwide to develop advanced optical networks for the telecommunications and cable television industries. JDS Uniphase is traded on the NASDAQ National Market under the symbol JDSU and the exchangeable shares of JDS Uniphase Canada Ltd. are traded on The Toronto Stock Exchange under the symbol JDU. More information on JDS Uniphase is available at www.jdsu.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include (a) statements or implications regarding the Company's ability to remain competitive and a leader in its industry, and the future prospects and growth of the Company, the industry and the economy in general; (b) statements regarding the current industry downturn, the extent and duration thereof and the extent and sufficiency of the Company's response thereto; (c) statements regarding the expected level and timing of benefits to the Company from its Global Realignment Program and the expected cost thereof, (d) statements regarding the development of next generation products, and the Company's participation in such development; (e) any benefits the Company believes will be achieved from its acquisition of Scion Photonics (including, without limitation, JDSU's belief that it will be able to deliver industry-leading price performance capabilities through this acquisition); and (f) any anticipation or guidance as to future financial performance, including expected sales levels, pro forma gross margin, and pro forma loss per share for the fourth quarter. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including, without limitation, the following: (1) the Company's ongoing integration and restructuring efforts, including, among other things, the Global Realignment Program, may not be successful in achieving their expected benefits, may be insufficient to align the Company's operations with customer demand and the changes affecting its industry, or may be more costly or extensive than currently anticipated; (2) due to the current economic slowdown, in general, and setbacks in customers' businesses, in particular, the Company's ability to predict financial performance for future periods is far more difficult than in previous periods; and (3) ongoing efforts to reduce product costs through, among other things, automation, improved manufacturing processes and product rationalization may be unsuccessful.

For more information on these and other risks affecting the Company's business, please refer to the "Risk Factors" Section included in the Company's filings with the SEC including its Quarterly Report on Form 10-Q for the quarter ended December 29, 2001. The forward-looking statements contained in this news release are made as of the date hereof and the Company does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

-SELECTED FINANCIAL DATA FOLLOWS-

JDS UNIPHASE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per-share data)
(unaudited)

                                                                Three Months Ended       Nine Months Ended
                                                              ----------------------  ----------------------
                                                              March 30,   March 31,   March 30,   March 31,
                                                                 2002        2001        2002        2001
                                                              ----------  ----------  ----------  ----------
Net sales                                                    $    261.8  $    920.1  $    876.5  $  2,631.7
Cost of sales                                                     240.1       494.2       919.0     1,380.7
                                                              ----------  ----------  ----------  ----------
Gross profit (loss)                                                21.7       425.9       (42.5)    1,251.0
Operating expenses:
   Research and development                                        57.8        98.0       191.1       231.6
   Selling, general and administrative                             84.0       440.8       288.7       662.7
   Amortization of purchased intangibles                          373.7     2,120.2     1,258.3     4,331.7
   Acquired in-process research and development                     --        383.7        22.1       392.6
   Reduction of goodwill and other long-lived assets            3,884.1    39,777.2     5,193.7    39,777.2
   Restructuring charges                                          (10.8)        --        232.2         --
                                                              ----------  ----------  ----------  ----------
Total operating expenses                                        4,388.8    42,819.9     7,186.1    45,395.8
                                                              ----------  ----------  ----------  ----------
Loss from operations                                           (4,367.1)  (42,394.0)   (7,228.6)  (44,144.8)
Interest and other income, net                                     11.2        12.1        36.0        37.9
Gain on sale of subsidiary                                          --      1,770.2         --      1,770.2
Gain on sale of investments                                         4.5         --         10.9         --
Activity related to equity method investments                      (8.5)     (759.9)      (53.6)     (853.4)
Reduction in fair value of investments                             (7.9)       (7.5)     (114.4)       (7.5)
                                                              ----------  ----------  ----------  ----------
Loss before income taxes                                       (4,367.8)  (41,379.1)   (7,349.7)  (43,197.6)
Income tax expense (benefit)                                      (26.9)      468.8       346.1       562.3
                                                              ----------  ----------  ----------  ----------
Net loss                                                     $ (4,340.9) $(41,847.9) $ (7,695.8) $(43,759.9)
                                                              ==========  ==========  ==========  ==========

Net loss per share - basic and diluted                       $    (3.19) $   (36.63) $    (5.75) $   (43.02)
                                                              ==========  ==========  ==========  ==========
Shares used in per-share calculation - basic and diluted        1,359.0     1,142.5     1,337.4     1,017.3
                                                              ==========  ==========  ==========  ==========

JDS UNIPHASE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

                                                              March 30,    June 30,
                                                                 2002        2001
                                                              ----------  ----------
                                                              (unaudited)
Current assets:
   Cash, cash equivalents and short-term investments         $  1,564.5  $  1,812.2
   Accounts receivable, less allowance for doubtful accounts      165.0       477.6
   Inventories                                                    139.3       287.6
   Deferred income taxes                                          114.3       340.2
   Other current assets                                           129.3       118.7
                                                              ----------  ----------
Total current assets                                            2,112.4     3,036.3
Property, plant and equipment, net                                820.5     1,173.0
Deferred income taxes                                              40.7       806.3
Goodwill and other intangible assets                              975.3     7,045.6
Long-term investments                                             102.9       169.0
Other assets                                                        5.9        15.2
                                                              ----------  ----------
TOTAL ASSETS                                                 $  4,057.7  $ 12,245.4
                                                              ==========  ==========
Current liabilities:
   Accounts payable                                          $     75.4  $    190.6
   Accrued payroll and related expenses                            71.0       133.0
   Income taxes payable                                            12.1        30.6
   Deferred income taxes                                           17.1        63.0
   Restructuring accrual                                           95.0       105.2
   Warranty accrual                                                74.3        49.7
   Other current liabilities                                      167.8       276.4
                                                              ----------  ----------
Total current liabilities                                         512.7       848.5
Deferred income taxes                                             156.3       672.4
Other non-current liabilities                                       3.2         5.2
Long-term debt                                                      0.6        12.8
Stockholders' equity:
   Common stock and additional paid-in capital                 68,370.6    67,955.3
   Accumulated deficit and other stockholders' equity         (64,985.7)  (57,248.8)
                                                              ----------  ----------
Total stockholders' equity                                      3,384.9    10,706.5
                                                              ----------  ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $  4,057.7  $ 12,245.4
                                                              ==========  ==========

JDS UNIPHASE CORPORATION
OPERATING SEGMENT INFORMATION
(in millions)
(unaudited)

                                                                Three Months Ended       Nine Months Ended
                                                              ----------------------  ----------------------
                                                              March 30,   March 31,   March 30,   March 31,
                                                                 2002        2001        2002        2001
                                                              ----------  ----------  ----------  ----------
Thin Film Products and Instrumentation:
Shipments                                                    $     83.3  $    229.2  $    245.8  $    559.6
Intersegment sales                                                 (2.6)      (27.4)      (10.8)     (114.9)
                                                              ----------  ----------  ----------  ----------
Net sales to external customers                                    80.7       201.8       235.0       444.7
Operating income (loss)                                            14.4        55.3        (7.4)      192.4

Transmission and Network Components:
Shipments                                                         180.1       718.1       635.7     2,186.8
Intersegment sales                                                  --          --          --          --
                                                              ----------  ----------  ----------  ----------
Net sales to external customers                                   180.1       718.1       635.7     2,186.8
Operating income (loss)                                          (148.6)      234.8      (688.4)      700.1

Net sales by reportable segments                                  260.8       919.9       870.7     2,631.5
All other net sales                                                 1.0         0.2         5.8         0.2
                                                              ----------  ----------  ----------  ----------
                                                                  261.8       920.1       876.5     2,631.7
                                                              ----------  ----------  ----------  ----------

Operating income (loss) by reportable segments                   (134.2)      290.1      (695.8)      892.5
All other operating income (loss)                                  50.4       (61.9)       21.0      (107.1)
Unallocated amounts:
Acquisition related charges and payroll
taxes on stock option exercises                                (4,283.3)  (42,622.2)   (6,553.8)  (44,930.2)
Interest and other income, net                                     11.2        12.1        36.0        37.9
Gain on sale of subsidiary                                          --      1,770.2         --      1,770.2
Gain on sale of investments                                         4.5         --         10.9         --
Activity related to equity method investments                      (8.5)     (759.9)      (53.6)     (853.4)
Reduction in fair value of investments                             (7.9)       (7.5)     (114.4)       (7.5)
                                                              ----------  ----------  ----------  ----------
Loss before income taxes                                     $ (4,367.8) $(41,379.1) $ (7,349.7) $(43,197.6)
                                                              ==========  ==========  ==========  ==========

JDS UNIPHASE CORPORATION
PRO FORMA STATEMENTS OF OPERATIONS
(in millions, except per-share data)
(unaudited)

                                                               Three Months Ended March 30, 2002
                                                              ----------------------------------
                                                                  As      Pro Forma
                                                               Reported   Adjustments Pro Forma*
                                                              ----------  ----------  ----------
Net sales                                                    $    261.8  $      --   $    261.8
Cost of sales                                                     240.1        (9.7)      230.4
                                                              ----------  ----------  ----------
Gross profit                                                       21.7         9.7        31.4
Operating expenses:
Research and development                                           57.8        (5.1)       52.7
Selling, general and administrative                                84.0       (10.7)       73.3
Amortization of purchased intangibles                             373.7      (373.7)        --
Reduction of goodwill and other long-lived assets               3,884.1    (3,884.1)        --
Restructuring charges                                             (10.8)        --        (10.8)
                                                              ----------  ----------  ----------
Total operating expenses                                        4,388.8    (4,273.6)      115.2
Loss from operations                                           (4,367.1)    4,283.3       (83.8)
Interest and other income, net                                     11.2         --         11.2
Gain on sale of investments                                         4.5        (4.5)        --
Activity related to equity method investments                      (8.5)        8.5         --
Reduction in fair value of investments                             (7.9)        7.9         --
                                                              ----------  ----------  ----------
Loss before income taxes                                       (4,367.8)    4,295.2       (72.6)
Income tax benefit                                                (26.9)       20.3        (6.6)
                                                              ----------  ----------  ----------
Net loss                                                     $ (4,340.9) $  4,274.9  $    (66.0)
                                                              ==========  ==========  ==========
Net loss per share - basic and diluted                       $    (3.19)             $    (0.05)
                                                              ==========              ==========
Shares used in per-share calculation - basic and diluted        1,359.0                 1,359.0
                                                              ==========              ==========

                                                               Three Months Ended March 30, 2001
                                                              ----------------------------------
                                                                  As      Pro Forma
                                                               Reported   Adjustments Pro Forma*
                                                              ----------  ----------  ----------
Net sales                                                    $    920.1  $      --   $    920.1
Cost of sales                                                     494.2       (21.5)      472.7
                                                              ----------  ----------  ----------
Gross profit                                                      425.9        21.5       447.4
Total operating expenses                                       42,819.9   (42,602.8)      217.1
                                                              ----------  ----------  ----------
Income (loss) from operations                                 (42,394.0)   42,624.3       230.3
Interest and other income, net                                     12.1         --         12.1
Gain on sale of subsidiary                                      1,770.2    (1,770.2)        --
Activity related to equity method investments                    (759.9)      759.9         --
Reduction in fair value of investments                             (7.5)        7.5         --
                                                              ----------  ----------  ----------
Income (loss) before income taxes                             (41,379.1)   41,621.5       242.4
Income tax expense                                                468.8      (386.4)       82.4
                                                              ----------  ----------  ----------
Net income (loss)                                            $(41,847.9) $ 42,007.9  $    160.0
                                                              ==========  ==========  ==========
Net income (loss) per share - basic                          $   (36.63)             $     0.14
                                                              ==========              ==========
Net income (loss) per share - diluted                        $   (36.63)             $     0.14
                                                              ==========              ==========
Shares used in per-share calculation - basic                    1,142.5                 1,142.5
                                                              ==========              ==========
Shares used in per-share calculation - diluted                  1,142.5                 1,182.3
                                                              ==========              ==========

____________________

*   Pro forma results for the three months ended March 30, 2002 exclude the $1.6 million effect on gross profit related to purchase accounting adjustments of the value of inventory; $373.7 million of amortization of purchased intangibles; $3,884.1 million of reduction of goodwill and other long-lived assets; $0.2 million of payroll taxes on stock option exercises; $23.7 million of non-cash stock compensation; $4.5 million of gain on sale of investments; $8.5 million in activity related to equity method investments; and $7.9 million of reduction in fair value of investments. Pro forma results for the three months ended March 31, 2001 exclude the $11.5 million effect on gross profit related to purchase accounting adjustments of the value of inventory; $2,120.2 million of amortization of purchased intangibles; $383.7 million of acquired in-process research and development; $300.9 million of indirect acquisition costs paid to certain SDL executives; $39,777.2 million of reduction of goodwill and other long-lived assets; $4.2 million of payroll taxes on stock option exercises; $24.5 million of non-cash stock compensation; $1,768.1 million of gain on sale of subsidiary and costs associated with the sale; $759.9 million in activity related to equity method investments; and $7.5 million of reduction in fair value of investments.

JDS UNIPHASE CORPORATION
PRO FORMA STATEMENTS OF OPERATIONS
(in millions, except per-share data)
(unaudited)

                                                                Nine Months Ended March 30, 2002
                                                              ----------------------------------
                                                                  As      Pro Forma
                                                               Reported   Adjustments Pro Forma*
                                                              ----------  ----------  ----------
Net sales                                                    $    876.5  $      --   $    876.5
Cost of sales                                                     919.0       (28.4)      890.6
                                                              ----------  ----------  ----------
Gross loss                                                        (42.5)       28.4       (14.1)
Operating expenses:
Research and development                                          191.1       (17.4)      173.7
Selling, general and administrative                               288.7       (33.9)      254.8
Amortization of purchased intangibles                           1,258.3    (1,258.3)        --
Acquired in-process research and development                       22.1       (22.1)        --
Reduction of goodwill and other long-lived assets               5,193.7    (5,193.7)        --
Restructuring charges                                             232.2         --        232.2
                                                              ----------  ----------  ----------
Total operating expenses                                        7,186.1    (6,525.4)      660.7
Loss from operations                                           (7,228.6)    6,553.8      (674.8)
Interest and other income, net                                     36.0         --         36.0
Gain on sale of investments                                        10.9       (10.9)        --
Activity related to equity method investments                     (53.6)       53.6         --
Reduction in fair value of investments                           (114.4)      114.4         --
                                                              ----------  ----------  ----------
Loss before income taxes                                       (7,349.7)    6,710.9      (638.8)
Income tax expense (benefit)                                      346.1      (403.6)      (57.5)
                                                              ----------  ----------  ----------
Net loss                                                     $ (7,695.8) $  7,114.5  $   (581.3)
                                                              ==========  ==========  ==========
Net loss per share - basic and diluted                       $    (5.75)             $    (0.43)
                                                              ==========              ==========
Shares used in per-share calculation - basic and diluted        1,337.4                 1,337.4
                                                              ==========              ==========

                                                                Nine Months Ended March 30, 2001
                                                              ----------------------------------
                                                                  As      Pro Forma
                                                               Reported   Adjustments Pro Forma*
                                                              ----------  ----------  ----------
Net sales                                                    $  2,631.7  $      --   $  2,631.7
Cost of sales                                                   1,380.7       (73.3)    1,307.4
                                                              ----------  ----------  ----------
Gross profit                                                    1,251.0        73.3     1,324.3
Total operating expenses                                       45,395.8   (44,859.0)      536.8
                                                              ----------  ----------  ----------
Income (loss) from operations                                 (44,144.8)   44,932.3       787.5
Interest and other income, net                                     37.9         --         37.9
Gain on sale of subsidiary                                      1,770.2    (1,770.2)        --
Activity related to equity method investments                    (853.4)      853.4         --
Reduction in fair value of investments                             (7.5)        7.5         --
Income  (loss) before income taxes                            (43,197.6)   44,023.0       825.4
Income tax expense                                                562.3      (281.7)      280.6
                                                              ----------  ----------  ----------
Net income (loss)                                            $(43,759.9) $ 44,304.7  $    544.8
                                                              ==========  ==========  ==========
Net income (loss) per share - basic                          $   (43.02)             $     0.54
                                                              ==========              ==========
Net income (loss) per share - diluted                        $   (43.02)             $     0.51
                                                              ==========              ==========
Shares used in per-share calculation - basic                    1,017.3                 1,017.3
                                                              ==========              ==========
Shares used in per-share calculation - diluted                  1,017.3                 1,071.2
                                                              ==========              ==========

____________________

*   Pro forma results for the nine months ended March 30, 2002 exclude the $1.6 million effect on gross profit related to purchase accounting adjustments of the value of inventory; $1,258.3 million of amortization of purchased intangibles; $22.1 million of acquired in-process research and development; $5,193.7 million of reduction of goodwill and other long-lived assets; $1.0 million of payroll taxes on stock option exercises; $77.1 million of non-cash stock compensation; $10.9 million of gain on sale of investments; $53.6 million in activity related to equity method investments; and $114.4 million of reduction in fair value of investments. Pro forma results for the nine months ended March 31, 2001 exclude the $60.1 million effect on gross profit related to purchase accounting adjustments of the value of inventory; $4,331.7 million of amortization of purchased intangibles; $392.6 million of acquired in-process research and development; $300.9 million of indirect acquisition costs paid to certain SDL executives; $39,777.2 million of reduction of goodwill and other long-lived assets; $42.6 million of payroll taxes on stock option exercises; $25.1 million of non-cash stock compensation; $1,768.1 million of gain on sale of subsidiary and costs associated with the sale; $853.4 million in activity related to equity method investments; and $7.5 million of reduction in fair value of investments.